EXHIBIT 99.1

Contact:  Kathleen Campbell, Marketing Director                                                    First Citizens National Bank
570-662-0422                                                                                                15 S. Main Street
570-662-8512 (fax)                                                                                      Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record 2008 Earnings

MANSFIELD, PENNSYLVANIA— January 28, 2009 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the fourth quarter of 2008.

CEO and President Randall E. Black stated, “First Citizens National Bank continues to be a strong, well-capitalized local community bank.  Our disciplined loan underwriting standards and commitment to our communities we serve have shielded us from the vast majority of the highly publicized issues encountered by Wall Street and large financial money center banks.  The economic crisis did impact our financial performance, as we recorded charges in the third quarter against income resulting from investments in Freddie Mac preferred stock and a Lehman Brothers corporate bond.  Despite these write-downs, I am pleased to report that 2008 still resulted in a record year for earnings and our core banking performance remains exceptionally strong.  In fact, core earnings for 2008 totaled $9.6 million, an increase of $2.8 million or 41.2% over last year.  Net interest income for 2008 totaled $22,850,000 compared with $18,737,000 last year.  This is an increase of $4,113,000, or 22.0%.  Our net interest margin on a tax equivalent basis has improved from 3.82% for 2007 to 4.36% for this year.”

Net income for the three months ended December 31, 2008 totaled $3,490,000 which compares to $1,842,000 for the fourth quarter of last year, representing an increase of $1,648,000, or 89.5%.  Fourth quarter of 2008 results include a tax benefit related to the third quarter write-down of an investment in Freddie Mac preferred stock.  As a result of the Government’s bailout bill that was signed into law on October 3, 2008, the provision in the bill permitted the write-down to be treated as an ordinary loss, allowing a tax benefit of approximately $985,000.  However, since the bailout bill was not signed until after September 30, accounting rules did not allow the recognition of the $985,000 tax benefit in the third quarter.  Thus, the tax benefit was recognized in the fourth quarter.  Earnings per share, return on equity and return on assets for the three months ended December 31, 2008 was $1.23, 27.15% and 2.15%, respectively.  Excluding the tax benefits of the Freddie Mac preferred stock, earnings per share, return on equity and return on assets were $.88, 19.49% and 1.54%, respectively, in the fourth quarter of 2008 compared to $.64, 15.26% and 1.26% for the comparable period last year.

On a year to date basis, net income for 2008 totaled $6,905,000 compared with $6,736,000 last year, an increase of $169,000 or 2.5%.  Earnings per share of $2.42 for 2008 increased 3.0% from $2.35 per share last year.  Return on equity for the comparable periods was 13.51% and 14.38%, while return on assets was 1.13% and 1.16%, respectively.

Total assets at December 31, 2008 totaled $668.6 million, an increase of $77.6 million from December 31, 2007, or 13.1%.  The increase in assets principally occurred in the investment portfolio, which increased from $120.8 million to $174.1 million.  Net loans increased $9.3 million from last year, totaling $428.4 million at December 31, 2008.  Total deposits increased $90.7 million, or 19.9%, from $456.0 million at December 31, 2007 to $546.7 million as of December 31, 2008.

Stockholders’ equity totaled $52.8 million at December 31, 2008, representing an increase of $4.2 million, or 8.7%, from last year.  First Citizens continues to be well capitalized with capital levels well exceeding regulatory levels.  Book value per share at December 31, 2008 was $18.50 compared with $17.30 last December.  In January, a cash dividend of $.24 per share was declared and will be paid on January 30, 2009 to shareholders of record, as of January 16, 2009, an increase of 4.3% over the January 2007 dividend.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 17 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31,
(in thousands, except share data)	2008	2007
ASSETS:
Cash and cash equivalents:
Noninterest-bearing	$ 9,692	$ 10,374
Interest-bearing	10,164	15
Total cash and cash equivalents	19,856	10,389
Available-for-sale securities	174,139	120,802
Loans (net of allowance for loan losses:
2008, $4,378; 2007, $4,197)	428,436	419,182
Premises and equipment	12,762	12,538
Accrued interest receivable	2,912	2,522
Goodwill	10,256	8,605
Bank owned life insurance	12,176	8,378
Other assets	8,075	8,613
TOTAL ASSETS	$ 668,612	$ 591,029
LIABILITIES:
Deposits:
Noninterest-bearing	$ 55,545	$ 50,944
Interest-bearing	491,135	405,084
Total deposits	546,680	456,028
Borrowed funds	61,204	80,348
Accrued interest payable	2,233	2,199
Other liabilities	5,725	3,926
TOTAL LIABILITIES	615,842	542,501
STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares;
issued 3,048,290 and 3,020,538 shares
in 2008 and 2007, respectively	3,048	3,020
Additional paid-in capital	12,981	12,439
Retained earnings	41,034	37,590
Accumulated other comprehensive income (loss)	26	(348)
Treasury stock, at cost:
200,918 and 194,883 shares for 2008 and 2007, respectively	(4,319)	(4,173)
TOTAL STOCKHOLDERS' EQUITY	52,770	48,528
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 668,612	$ 591,029

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
(in thousands, except per share data)	December 31,		December 31,
	2008	2007	2008	2007
INTEREST INCOME:
Interest and fees on loans	$ 7,608	$ 7,787	$ 30,710	30,398
Interest-bearing deposits with banks	23	1	57	5
Investment securities:				-
Taxable	1,437	1,115	4,828	4,316
Nontaxable	427	267	1,475	958
Dividends	4	90	168	347

TOTAL INTEREST INCOME	9,499	9,260	37,238	36,024

INTEREST EXPENSE:
Deposits	2,984	3,258	11,492	13,363
Borrowed funds	536	899	2,566	3,559

TOTAL INTEREST EXPENSE	3,520	4,157	14,058	16,922

NET INTEREST INCOME	5,979	5,103	23,180	19,102
Provision for loan losses	105	140	330	365

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,874	4,963	22,850	18,737

NON-INTEREST INCOME:
Service charges	898	841	3,489	3,210
Trust	110	132	561	520
Brokerage and insurance	64	45	240	132
Investment securities losses, net	-	(53)	(4,089)	(29)
Gains on sales of foreclosed properties	56	-	81	396
Earnings on bank owned life insurance	101	86	362	331
Other	124	138	512	525

TOTAL NON-INTEREST INCOME (LOSS)	1,353	1,189	1,156	5,085

NON-INTEREST EXPENSES:
Salaries and employee benefits	2,215	2,130	8,725	8,386
Occupancy	296	274	1,162	1,151
Furniture and equipment	111	134	479	539
Professional fees	140	176	625	645
Amortization of intangibles	37	36	145	144
Other	1,193	1,042	4,741	4,449

TOTAL NON-INTEREST EXPENSES	3,992	3,792	15,877	15,314

Income before provision for income taxes	3,235	2,360	8,129	8,508
Provision (benefit) for income taxes	(255)	518	1,224	1,772

NET INCOME	$ 3,490	$ 1,842	$ 6,905	$ 6,736

Earnings Per Share	$ 1.23	$ 0.64	$ 2.42	$ 2.35

Weighted average number of shares outstanding	2,848,124	2,860,586	2,850,943	2,868,725
Cash Dividends Paid Per Share	$ 0.29	$ 0.23	$ 0.99	$ 0.90
Core Earnings	$ 2,505	$ 1,877	$ 9,604	$ 6,755

Core earnings differs from net income under U.S. generally accepted accounting principles by excluding investment securities gains and losses on an after tax basis.

Financial Highlights
(Unaudited - dollars in thousands except per share and ratio data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Performance Ratios and Share Data:
Return on average assets (annualized)	2.15%	1.26%	1.13%	1.16%
Return on average equity (annualized)	27.15%	15.26%	13.51%	14.38%
Net interest margin (tax equivalent)	4.22%	4.02%	4.36%	3.82%
Cash dividends paid per share	$0.29	$0.23	$0.99	$0.90
Earnings per share	$1.23	$0.64	$2.42	$2.35
Weighted average shares outstanding	2,848,124	2,860,586	2,850,943	2,868,725

	December 31,
Balance Sheet Highlights (dollars in thousands):	2008	2007

Assets	$668,612	$591,029
Investment securities:
Available for sale	174,139	120,802
Loans (net of unearned income)	432,814	423,379
Allowance for loan losses	4,378	4,197
Deposits	546,680	456,028
Stockholders' Equity	52,770	48,528
Non-performing assets	3,176	2,393
Non-performing assets to total loans	0.73%	0.57%
Average Leverage Ratio	7.91%	8.20%
Common shares outstanding	2,847,372	2,825,655
Book value per share	$18.50	$17.30